Exhibit 99.1

MEDALIST DIVERSIFIED REIT, INC. REPORTS 2022 RESULTS

RICHMOND, VA, March 10, 2023.  Medalist Diversified REIT, Inc. (NASDAQ:MDRR) (the “Company”), a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S., today reported financial results for the year ended December 31, 2022 and provided an update on its corporate activities.  In addition, the Company released supplemental financial information about its first quarter financial results.

Key Highlights:

●	Operating loss was $1,413,626 for the year ended December 31, 2022, compared to operating income of $814,504 for the year ended December 31, 2021.

●	Net Operating Income (NOI) grew 6.8% to $6,884,918 for the year ended December 31, 2022, compared to NOI of $6,443,860 for the year ended December 31, 2021.

●	Funds from operations (FFO) increased by $1,971,472 to $997,253 for the year ended December 31, 2022, compared to FFO of ($974,219) for the year ended December 31, 2021.

●	Same Property NOI growth of 7.9% for the year ended December 31, 2022, compared to the year ended December 31, 2021.

●	Portfolio occupancy rate of 96.0% as of December 31, 2022, compared 94.7% as of December 31, 2021.
o	Weighted average lease term (“WALT”) of 3.9 years on retail and flex / industrial portfolios.

●	Weighted average debt maturity of 6.1 years and weighted average interest rate of 4.2% as of December 31, 2022.

●	On January 27, 2023, the Company paid its fourth quarter 2022 dividend of $0.01 per common share, its seventh consecutive quarter paying a dividend.

About Medalist Diversified REIT

Medalist Diversified REIT Inc. is a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S. The Company’s strategy is to focus on commercial real estate which is expected to provide an attractive balance of risk and returns. Medalist utilizes a rigorous, consistent and replicable process for sourcing and conducting due diligence of acquisitions. For more information on Medalist, including additional supplemental financial information, please visit the Company website at https://www.medalistreit.com.

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

NOI

While we believe net income (loss), as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, we consider NOI, given its wide use by and relevance to investors and analysts, an appropriate supplemental performance measure. NOI provides a measure of rental operations, and does not include depreciation and amortization, interest expense and non-property specific expenses such as corporate-wide interest expense and general and administrative expenses. As used herein, we calculate NOI as follows:

NOI from property operations is calculated as net loss, as defined by U.S. GAAP, plus preferred dividends, legal, accounting and other professional fees, corporate general and administrative expenses, depreciation, amortization of intangible assets and liabilities, net amortization of above and below market leases, interest expense, including amortization of financing costs, share based compensation expense, loss on impairment, impairment of assets held for sale, loss (gain) on disposition of investment properties, loss on extinguishment of debt, other income and other expenses. The components of NOI consist of recurring rental and reimbursement revenue, less real estate taxes and operating expenses, such as insurance, utilities, and repairs and maintenance.

The following tables reflect net loss attributable to common shareholders with a reconciliation to NOI, as computed in accordance with GAAP for the periods presented:

	Year Ended
	December 31,
	2022	2021
Net Operating Income
Net Loss	$(4,732,214)	$(4,358,282)
Plus: Preferred dividends, including amortization of capitalized issuance costs	622,881	604,383
Plus: Legal, accounting and other professional fees	1,627,881	1,465,199
Plus: Corporate general and administrative expenses	457,653	654,137
Plus: Depreciation expense	3,381,249	2,415,139
Plus: Amortization of intangible assets	1,325,574	1,093,565
Less: Net amortization of above and below market leases	(226,721)	(24,024)
Plus: Interest expense, including amortization of capitalized loan issuance costs	2,932,207	4,929,872
Plus: Share based compensation expense	483,100	149,981
Plus: Loss on impairment	36,670	-
Plus: Impairment of assets held for sale	175,671	-
Plus: Loss on extinguishment of debt	389,207	-
Less: Other income	(236,500)	(361,469)
Plus: Other expense	227,164	-
Less: Realized loss (gain) on disposal of investment properties	421,096	(124,641)
Net Operating Income - NOI	$6,884,918	$6,443,860

Same Property NOI

Same property NOI is calculated as the NOI of all properties owned during the entire periods presented with the exclusion of any properties acquired or sold during the periods presented. The following table reconciles same property retail and flex NOI, NOI of newly acquired retail and flex properties, same hotel property NOI, and NOI of disposed hotel properties with total NOI.

	Year Ended
	December 31,
	2022	2021
All Properties
Same property NOI	$4,386,329	$4,063,845
NOI of acquired properties (1)	2,326,741	847,635
NOI of disposed properties (2)	171,848	1,532,380
Total NOI (3)	$6,884,918	$6,443,860

EBITDA

EBITDA is net income, as defined by U.S. GAAP, plus preferred dividends, interest expense, including amortization of financing costs, depreciation and amortization, net amortization of acquired above and below market lease revenue, loss on impairment, impairment of assets held for sale, loss (gain) on disposition of investment properties, and loss on extinguishment of debt.

The following tables reflect net loss with a reconciliation to EBITDA, as computed in accordance with GAAP for the periods presented:

	Year Ended
	December 31,
	2022	2021
EBITDA
Net Loss	$(4,732,214)	$(4,358,282)
Plus: Preferred dividends, including amortization of capitalized issuance costs	622,881	604,383
Plus: Interest expense, including amortization of capitalized loan issuance costs	2,932,207	4,929,872
Plus: Depreciation expense	3,381,249	2,415,139
Plus: Amortization of intangible assets	1,325,574	1,093,565
Less: Net amortization of above and below market leases	(226,721)	(24,024)
Less: Realized loss (gain) on disposal of investment properties	421,096	(124,641)
Plus: Loss on impairment	36,670	-
Plus: Impairment of assets held for sale	175,671	-
Plus: Loss on extinguishment of debt	389,207	-
EBITDA	$4,325,620	$4,536,012

FFO and AFFO

Funds from operations (“FFO”), a non-GAAP measure, is an alternative measure of operating performance, specifically as it relates to results of operations and liquidity. FFO is computed in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its March 1995 White Paper (as amended in November 1999, April 2002 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and losses on extinguishment of debt, plus real estate related depreciation and amortization (excluding amortization of loan origination costs and above and below market leases). In addition to FFO, Adjusted FFO (“AFFO”), excludes non-cash items such as amortization of loans and above and below market leases, unbilled rent arising from applying straight line rent revenue recognition and share-based compensation expenses. Additionally, the impact of capital expenditures, including tenant improvement and leasing commissions, net of reimbursements of such expenditures by property escrow funds, is included in the calculation of AFFO.

The following tables reflect net loss with a reconciliation to FFO and AFFO for the periods presented:

	Year Ended
	December 31,
	2022	2021
Funds from operations
Net loss	$(4,732,214)	$(4,358,282)
Depreciation of tangible real property assets	2,561,843	1,912,353
Depreciation of tenant improvements	718,704	437,372
Amortization of leasing commissions	100,702	65,414
Amortization of intangible assets	1,325,574	1,093,565
Loss (gain) on sale of investment properties	421,096	(124,641)
Loss on impairment	36,670	-
Impairment of assets held for sale	175,671	-
Loss on extinguishment of debt	389,207	-
Funds from operations	$997,253	$(974,219)

	Year Ended
	December 31,
	2022	2021
Adjusted funds from operations
Funds from operations	$997,253	$(974,219)
Amortization of above market leases	188,903	250,504
Amortization of below market leases	(415,624)	(274,528)
Straight line rent	(149,831)	(198,594)
Capital expenditures	(1,019,304)	(536,685)
(Increase) decrease in fair value of interest rate cap	(220,881)	27,281
Amortization of loan issuance costs	107,595	103,180
Amortization of preferred stock discount and offering costs	222,881	204,383
Amortization of convertible debenture discount, offering costs and beneficial conversion feature	—	1,718,487
Share-based compensation	483,100	149,981
Bad debt expense	46,932	39,024
Debt forgiveness	—	(176,300)
Adjusted Funds from operations (AFFO)	$241,024	$332,514

Brent Winn
Medalist Diversified REIT, Inc.
brent.winn@medalistprop.com